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                                                                    EXHIBIT 10.1

                        AGREEMENT FOR PURCHASE OF ASSETS

         THIS AGREEMENT made and entered into this 29 day of February, 2000, but effective as of January 1, 2000 (hereinafter the "Effective Date"), by and between LURO ASSOCIATES, L.L.C., a Michigan limited liability company (ID No. B40-350) d/b/a HealthTec.net of 11636 Highland Rd., Hartland, MI 48353 (hereinafter the "Seller") and Link.Com, Inc., a Nevada corporation with principal offices at 201 East Main, Brady, TX 76825 (hereinafter "Purchaser").

                                  WITNESSETH:

         WHEREAS, Seller has been engaged in developing, selling and servicing proprietary and other software as well as selling related hardware products primarily to the nursing home and home health industry, including certain proprietary software products which it has developed (hereinafter the "Software"); and

         WHEREAS, Purchaser is a corporation that is in the electronic commerce business with a specialty in medical technologies; and

         WHEREAS, Seller wishes to gain the advantage of joining its products, existing customer base, technology and know-how with that of the Purchaser so as to enhance the marketability of Seller's existing and future products through utilizing electronic commerce and the expertise of Purchase in that industry; and

         WHEREAS, Purchaser wishes to gain the benefit of the products and technology of the Seller to add to its array of available products and services offered through electronic commerce; and
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         WHEREAS, both parties believe the combining of their specialties, products and know-how will have a synergistic effect on both of their businesses and accordingly wish to exploit that opportunity by joining the two
(2) companies; and

         WHEREAS, the parties have negotiated various terms and conditions in this regard which they wish to evidence by this writing.

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the parties and each of them do for themselves, their respective heirs, successors and proper assigns, covenant and agree as follows:

         1. SALE OF ASSETS AND SELLER'S PERFORMANCE. In consideration of the Purchase Price as described under Paragraph 2 below, and the Purchaser's employment of Richard P. Lewis a/k/a Richard P. Luisi, (hereinafter "Luisi") under the terms of the employment contract described in Paragraph 2 and other consideration, at or before the Closing, Seller shall render the following performances:

         a. Seller shall assign, transfer and convey to the Purchaser all of Seller's right, title and interest in and to the assets more particularly described in the attached Schedule of Acquired Assets, marked Schedule 1a and incorporated herein by reference (hereinafter the "Acquired Assets").

         b. Seller shall assign to Purchaser all of its software contracts and licenses with its customers as more particularly described in the attached Schedule of Customer Contracts, marked Schedule 1b and incorporated herein by reference (hereinafter the "Customer Contracts") so as to allow the Purchaser to stand in the position of the Seller with regard to all of such software licenses.



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         c. Seller shall assign to Purchaser all of its leases and licenses with its suppliers and software licensors, including, but not limited to those leases and licenses described in the Schedule of Leases and Licenses attached hereto, marked Schedule 1c and incorporated herein by reference (hereinafter the "Leases and Licenses"). To the extent that the consent of the Lessor or the Licensor is required for such assignment, Seller shall use its best efforts to obtain such consents. It is the intention of the parties that the Seller shall transfer to the Purchaser the rights under all Leases and Licenses to the full extent enjoyed by the Seller.

         d. Seller shall terminate its employment of the employees of Seller so as to allow Richard Luisi, Pamela Glynn and Wendy Atkins to become employees of the Purchaser. Seller shall be responsible for the payment of all salary, vacation pay and fringe benefits for said employees through December 31, 1999, without claim against the Purchaser for the same. When hired by the Purchaser, said employees shall be new employees of the Purchaser effective as of the date of their hire under the terms and conditions established between the Purchaser and each such employee in his or her respective Employment Contract or letter of employment, as the case may be.

         e. Seller shall deliver to Purchaser all of its customer files for those customers whose licenses and contracts are being assigned to Purchaser hereunder.

         f. It is understood and agreed by the parties that Seller is retaining and not selling to Purchaser its cash, accounts receivable, accounts payable or the limited personal effects of the employees of Seller (hereinafter referred to as the "Retained Assets"). It is also contemplated that Seller may act as an agent for the Purchaser from and after January 1, 2000 for the collection of annual maintenance fees and other revenue attributable to the


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operation of the business being sold hereunder until the date of the Closing.
Seller agrees to keep such revenue in a separate account and to deliver the same to the Purchaser at the Closing.

2. PURCHASE PRICE AND PURCHASER'S PERFORMANCE. As consideration for Seller's sale to Purchaser of the Acquired Assets, Purchaser does hereby agree to pay to Seller at the Closing and perform other acts as part of the following consideration under the terms hereinafter stated:

a. At the Closing as hereinafter described, Purchaser shall deliver to Seller One Hundred Forty-five Thousand (145,000) shares of its non-callable, non-assessable voting common stock (hereinafter the "Stock") as follows:

         (1) The Stock shall be issued in two (2) separate stock certificates, one (1) issued in the name of Steven P. Rottinghaus for One Hundred Thousand (100,000) shares and the other issued in the name of Richard P. Lewis a/k/a Richard P. Luisi for Forty-five Thousand (45,000) shares, respectively.

         (2) Each share of the Stock delivered to Seller hereunder shall be duly authorized and so issued so as to establish the named certificate holder as the proper owner of said shares on the stock transfer records of the Purchaser.

         (3) For purposes of this sale, the Stock is valued at Two and 00/100 ($2.00) Dollars per share, which the parties have established as the fair market value of the shares as of the Effective Date of this Agreement.

         (4) The Stock shall be similar to the other shares of the Purchaser held by its executive employees and shall be free of encumbrance or restrictions except for



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         those restrictions which are required by law and which limit the period within which said shares may be sold to third parties.

     b. In addition, Purchaser does hereby agree to assume and perform all obligations of the Seller to Seller's customers who are utilizing the Software under privately paid licenses of the Software, including, but not limited to, providing ongoing service, consulting and maintenance to such customers effective as of January 1, 2000. Purchaser and Seller confirm and agree that, except as provided in Paragraph 2b (1), Purchaser is entitled to bill, collect and retain the full amount of 2000 and subsequent annual maintenance fees from each of Seller's customers who are licensed to utilize the Software, in accordance with the terms of their respective license contracts.

         (1) In addition, Seller has sold five (5) packages of software, consulting services and annual maintenance fees which have not been fully delivered as of the Effective Date, but a portion of which sale proceeds in each instance belongs to the Seller. The completion of the installation of some of these packages, the consulting service and annual maintenance will occur after the Effective Date. Accordingly, the parties have worked out an allocation of the proceeds of these sales between Seller and Purchaser as is more particularly set forth in the attached Schedule of Allocated Purchases, marked Schedule 2b (1) and incorporated herein by reference.

         (2) Seller has previously sold consulting and training services to its various customers. Most of these services have been fully performed prior to the Effective Date under the terms of the contracts. However, in a few instances (other than the five (5) customers listed in Schedule 2b (1)), there are remaining



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consulting services and training classes to which several customers are entitled and which were not fully performed by Seller prior to the Effective Date. These sold but unperformed consulting services and class training are more particularly identified on the Schedule of Unperformed Services attached hereto, marked Schedule 2 b (2) and incorporated herein by reference. The Purchaser agrees to perform those unperformed services and class training which Seller sold, without additional charge to the customers as part of the consideration for Seller's assignment to Purchaser of its customer base and the goodwill associated with it. In addition, there were certain consulting services and class training which were sold to customers by previous companies, not the Seller. While Seller is not directly under contract to perform these services, it has done so without charge as an action to foster and maintain goodwill. A list of these unperformed services is also included on Schedule 2 b (2). Purchaser should make its own decision as to the performance of the services purchased from Seller's predecessors.

(3) As additional consideration for the purchase of the Acquired Assets, Purchaser shall assume and perform all of Seller's obligations under the Leases and Licenses identified in Schedule 1c.

(4) Except as expressly stated in the foregoing provisions of the Agreement, Purchaser shall not be obligated to perform any service, provide any product, or refund any monies to any of Seller's customers on account of any events which occurred prior to the Effective Date of this Agreement, even though such customer may have paid for such item or may have a claim arising out of activities prior to the date of this Agreement. It is further agreed, however, that



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         should Purchaser decide to render service, correct problems or otherwise accommodate a former customer of Seller, such accommodation shall be for the purpose of Purchaser preserving the goodwill of that customer and Purchaser shall do so at its own risk and expense and without the right of recompense or reimbursement from Seller, except as may otherwise be expressly provided under this Agreement.

         (5) The parties acknowledge that some of the Software being utilized by customers is supplied under license from the manufacturer of that software (for example MAS 90) and Seller is assigning its position in such licenses as part of the Acquired Assets. In such instances, the Purchaser shall be liable to the respective third party suppliers of such licensed software, from and after the Effective Date, for any transfer fees and the annual license fee for such software utilized as part of the Software licensed to customers. These obligations have been taken into account by Seller in establishing its annual maintenance fees paid by its customers.

      c. Seller shall employ Richard Luisi as of the Effective Date under the terms and conditions set forth in the employment contract attached hereto, marked Schedule 2c and incorporated herein by reference (hereinafter referred to as the "Employment Contract").

      3. NO ASSUMPTION OF LIABILITIES. Except as otherwise expressly provided under Paragraph 2 above, Purchaser does not assume nor in any manner agree to pay or perform any of Seller's liabilities or obligations to any third party whatsoever.

      4. WARRANTIES AND REPRESENTATIONS OF SELLER. By its signature below, Seller does hereby warrant and represent as follows:

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         a.       The Seller is a duly organized Michigan limited liability
         company in good standing and the parties signing on behalf of the Seller have full authority to enter into this Agreement so as to fully bind the Seller to the terms and conditions of this Agreement.

         b. Seller has full title to all of the Acquired Assets being sold to Purchaser and that such assets are free and clear of any and all encumbrances except:

                  (1) The security interest in favor of Richard Luisi which will be waived or discharged at the Closing.

                  (2) Various obligations owing to the customers under the customer contracts and licenses, obligations owing to the licensors of portions of the Software and subject to obtaining the consent of the licensors and lessors to the assignment of Seller's rights in connection with the Leases and Licenses.

                  (3) Those Lessor interests in tangible personal property under lease which apply to the personal property under the Leases listed in Schedule 1c, which property does not appear on Schedule 1a.

         c. Seller is not aware of any litigation, proceeding or claim which is pending or threatened against the Seller or the Acquired Assets which would prevent, interfere with or encumber the Purchaser's ability to acquire or utilize the Acquired Assets as part of Purchaser's business, except for those obligations owed to customers under the Customer Contracts and as identified in Schedule 2 b (2) and to third parties under the Leases and Licenses.

         d. The Software is useable, functioning and working software for the purposes intended, except for certain software upgrades and modifications as are typically required


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of similar types of software to meet changing interface requirements with various new and developing hardware of the customers, changing governmental regulations, individual state requirements and specific requested customer tasks and requested interfaces with other software utilized by the customers. Some customer requests are being made and others are being declined. To the extent that any of the Software utilizes proprietary software products of manufacturers other than the Seller, Seller has and will assign to Purchaser, appropriate licenses for the use of such proprietary software and the sublicense of the same as part of the license of the Software to customers.

e. Seller has paid all taxes which it owed on a timely basis, or if late within the time allowed with penalty and interest, and as to all such late payments, if any, the accrued interest and penalty, if any, has been fully paid. Exceptions to the foregoing representation are Seller's liability for those taxes which are currently due as of the Effective Date and as to such taxes, the same will be fully paid in a timely manner, notwithstanding the fact that there may be additional penalties due for Seller's failure to pay appropriate estimated taxes for the current year. There are no outstanding taxes owing by the Seller which would become the liability of Purchaser by operation of the law of the State of Michigan or the United States, except for those liabilities which might arise in the State of Michigan as a result of the Purchaser being a deemed "Successor Employer" to the Seller under the Michigan Employment Security Act (unemployment tax) in order to apprise Purchaser of any potential liability for Seller's unpaid unemployment contributions. Seller shall provide to Purchaser at least two (2) days prior to the Closing its "Business Transferor's Notice to Transferee of Unemployment Tax Liability and Rate" (Form MESC 1027) as required under Section 15(g) (MCL 421.15

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     (g)) and will file the "Report of Employer" (Form MESC 1712) as required under Section 24 (MCL 421.24) of the Act.

     f. Neither Seller's execution or performance of this Agreement, nor Richard Luisi's execution or performance of the Employment Contract violates any contract, agreement, law or restriction which would prevent the Seller or Richard Luisi from performing their respective obligations under this Agreement or the Employment Contract.

     g. Seller has no United States registration of any tradename, trademark, logo or other identity names or marks, nor has Seller obtained a U.S. copyright registration for any of its Software. Seller has registered the name "Healthtec.net" with the Michigan Department of Consumer and Industry Services as an assumed name and claims commonlaw trademark rights in such name and has a registered internet domain for that name. Seller also claims commonlaw trade mark rights as to all of its product names.

     h. Neither Seller nor any agent of Seller has made any arrangement with any broker, sales person or other third party which would entitled such person to any fee, commission or compensation as a result of having arranged the sale contemplated by this Agreement nor as a result of introducing the parties to each other.

     5. WARRANTIES AND REPRESENTATIONS OF PURCHASER. By its signature below, Purchaser does hereby warrant and represent as follows:

     a. The Purchaser is a duly organized corporation in good standing under the laws of the State of Nevada and fully qualified to do business in the State of Texas.

     b. The parties signing this Agreement and the other documents on behalf of the Purchaser have been fully authorized to do so by the Purchaser's Board of Directors and


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     have been authorized to enter into this Agreement so as to fully bind the
     Purchaser to the terms and conditions of this Agreement.

     c. The Stock being delivered to Seller hereunder is duly authorized and issued as non-callable, non-assessable voting common stock of the Purchaser.

     d. The Stock shall be similar to the other shares of the Purchaser held by its executive employees and shall be free of encumbrance or restrictions except for those restrictions which are required by law and which limit the period within which said shares may be sold to third parties.

     e. Neither Purchaser's execution or performance of this Agreement, nor its execution or performance of the Employment Contract violates any contract, agreement, law or restriction which would prevent the Purchaser from performing its obligations under this Agreement or the Employment Contract.

     g. Neither Purchaser nor any agent of Purchaser has made any arrangement with any broker, sales person or other third party which would entitled such person to any fee, commission or compensation as a result of having arranged the sale contemplated by this Agreement nor as a result of introducing the parties to each other.

     6. MUTUAL DISCLAIMER OF RELIANCE ON FINANCIAL INFORMATION. The parties to this Agreement mutually acknowledge that the sale contemplated herein does not rely upon the financial condition of the respective parties, but is based upon the future opportunity which is presented by the combining of the business goodwill and products of each party in order to benefit from the anticipated market response to the combined products and capabilities of the parties. Accordingly, each party does hereby expressly disclaim any right or claim which it may have against the other, or against any third party in connection with any financial information.


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tax return, financial statement or projection supplied to it by the party. In addition, each party has been given a reasonable opportunity to investigate the products of the other and was sufficiently satisfied with those products to freely choose to combine forces for their mutual benefit in approaching the market in the future. For this reason, the parties acknowledge that they knowingly have not performed in depth investigations of the current capabilities of the other and is not relying on such existing capabilities as the basis for entering into this Agreement.

        7. SUPPORTING DOCUMENTATION. As evidence of the sale of the Acquired Assets, Seller shall execute and deliver to Purchaser at Closing the following documents:

        a. A warranty bill of sale for all of Acquired Assets except for those for which Seller is expressly stated to own less than full title (hereinafter referred to as the "Bill of Sale").

        b. An assignment (subject to approval by the Lessor) in a form acceptable to Purchaser, of Seller's interest in that certain Lease for the premises located at 11636 Highland Rd., Hartland, MI 48353 calling for the assignment to Purchaser of a security deposit in the amount of $1,500.00 (hereinafter referred to as the "Assignment of Lease").

        c. An assignment (subject to approval by the Licensor), in a form acceptable to Purchaser, of Seller's interest in all licenses and other contracts which Seller has with manufactures or other suppliers of software utilized by Seller in the Software (hereinafter referred to as the "Assignment of Licenses").

        d. An assignment in a form acceptable to Purchaser, of Seller's interest in all customer contracts for current customers of Seller (hereinafter referred to as the "Assignment of Customer Contracts"). The Assignment of Customer Contracts shall




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     exclude Purchaser's right to that portion of the proceeds of the five (5)
     contracts described in Schedule 2b(1).

     e. Any other documentation reasonably requested by Purchaser in connection with the consummation of the sale under this Agreement.

     f. Seller shall deliver to Purchaser executable copies of the Software as well as all source codes for all of the Software proprietary to Seller. In addition, Seller shall deliver to Purchaser all customer files, service files, and other literature and information which is reasonably requested by Purchaser in connection with the customers for whom obligations have been assumed hereunder and in connection with the Software.

     8. CLOSING. The closing of the transaction contemplated by this Agreement (referred to herein as the "Closing") shall take place at the offices of Purchaser's Attorney in Austin, Texas, on such date as Buyer and Seller may mutually determine, but in any event no later than February 29, 2000. The Parties acknowledge and agree that regardless of the date of the Closing, once closed, the transaction contemplated by this Agreement shall be deemed to be effective as of the Effective Date.

     a. At the Closing, Seller shall deliver to Purchaser the Bill of Sale, the Assignment of Lease, the Assignment of Licenses, the Assignment of Customer Contracts and the remainder of the documents referred to in Paragraph 6f together with physical possession of the Acquired Assets which have not previously been delivered to Purchaser. (Many of the files, customer records, literature, etc. will be present at the Premises, occupancy of which is being delivered to the Purchaser at the Closing.)

     b. At the Closing, the Purchaser shall deliver to Seller the Stock, the fully executed Assignment of Customer Contracts, Assignment of Lease, Assignment of Licenses, Employment Contract, Certificate of Good Corporate Standing issued by the State of Nevada and Certified



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Resolutions of the Board of Directors of Purchaser authorizing the purchase of the Acquired Assets and the President's action in entering this Agreement and performing the same.

c. At the Closing, the parties will prorate all periodic charges for which Seller has paid or for which Seller has some liability in accordance with the following agreements:

         (1) All personal property taxes for which payment is first due in the ordinary course prior to the Effective Date (the 1999 Personal Property Tax) shall be paid by Seller with no reimbursement from Purchaser. All personal property taxes for which payment is first due in the ordinary course after the Effective Date (the 2000 Personal Property Tax) shall be paid by Purchaser with no reimbursement from Seller.

         (2) All contractual or recurring payments for goods or services such as rent, equipment leases, monthly license fees and the like, shall be prorated between the parties to the Effective Date with the Seller being liable for that portion of the covered period occurring prior to the Effective Date and Purchaser being liable for that portion of the covered period occurring after the Effective Date.

         (3) All salary and benefits for the former employees of Seller who are employed by the Purchaser shall be the responsibility of the Purchaser. All salary and benefits owing to such employees on account of their services to the Seller prior to the Effective Date shall be the responsibility of the Seller.

         (4) All monies collected by the Seller from customers for the 2000 annual maintenance fees shall be remitted to the Purchaser at the Closing (except for that portion of such fees for the five (5) customers described on Schedule 2b(1) which are allocated to the Seller).

         (5) Purchaser shall reimburse Seller for all security deposits and other deposits which Seller has made on the leased premises, leased equipment or on utilities or telephone services being taken over by Purchaser.



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         d. Each party shall also provide to the other at the Closing, all documents reasonably requested by the attorney for the requesting party in order to carry out the intentions of this Agreement.

         9. Confidentiality and Non-Disclosure. The parties mutually acknowledge that part of the value of the Software and the goodwill of Seller's customers and business is the confidential nature of certain information known by the Seller and being transferred to the Purchaser as part of the sale contemplated under this Agreement. For purposes of this Agreement, "Confidential Information" shall mean the source code of Seller's proprietary products, the manner in which Seller's proprietary software has been integrated with third party software licensed to Seller, prior history of modifications, corrections and failures of Seller's proprietary software as well as specific information about how Seller's customers are utilizing Seller's products, but only to the extent that said information is not generally known in the industry. In order to preserve for Purchaser the benefit of the Acquired Assets it is agreed by Seller and its two
(2) Members that

         a. They shall treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments and all copies of the Confidential Information which are in their possession (except as otherwise expressly authorized by Purchaser).

         b. Unless otherwise authorized by Purchaser in writing, they shall not disclose any Confidential Information to any third party except as may be necessary to carry out this Agreement or to perform their responsibilities for the benefit of Purchaser.

         c. In the event that Seller or any one of its Members is requested or required by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, they shall notify Purchaser as promptly as possible of the request or requirements so that Purchaser may seek an appropriate protective order. If, in the absence of a protective order or the receipt of



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         a waiver from Purchaser, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or party to the proceeding and could be held liable for contempt for failure to disclose, then Seller may disclose the Confidential Information to the tribunal or party. If possible Seller shall use reasonable efforts to obtain, at the request and expense of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. The provisions of this Paragraph 8c shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

    10. COVENANT NOT TO COMPETE. In consideration of the purchase price and performance by Purchaser, Seller and its two (2) Members agree that for a period of two (2) years from and after the date of this Agreement, without the written permission of the Purchaser, neither they nor any one (1) of them:

         a. shall engage in any activities which are directly competitive with the products and business acquired by the Purchaser from Seller, except that Luisi shall be entitled to engage in competitive activities after the termination of his employment with Purchaser to the extent permitted under the Employment Contract, even if such activities are within the two (2) year period.

         b. shall directly or indirectly solicit any customer of Purchaser for the sale of any product or service which is competitive with those products and services acquired by the Purchaser hereunder; except that Luisi shall be entitled to engage in such solicitation of customers after six (6) months following the termination of his employment with Purchaser to the extent permitted under the Employment Contract, even if such activity is within the two (2) year period.



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
     c. shall directly or indirectly solicit any employee of the Purchaser in order to offer employment to such employee while he or she is employed by the Purchaser nor shall they encourage such employee to leave his or her employment with the Purchaser; provided, however, that this provision shall not prevent the solicitation or employment of any former employee of the Purchaser after he or she has terminated his or her employment with the Purchaser.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Parties in this Agreement shall survive the Closing and shall remain and continue in full force and effect thereafter subject to any applicable contractual or statutory limitations.

     12. INDEMNIFICATION PROVISIONS FOR BENEFIT OF PURCHASER. In the event that Seller breaches this Agreement in any material respect or in the event that any of Seller's representations and warranties stated in Paragraph 4 of this Agreement are false in any material respect, then Purchaser shall have the right to claim reimbursement for the loss it suffers as a result of such breach or failure of representation or warranty. In order to have a right of reimbursement under such circumstances, Purchaser must provide written notice of its claim to Seller, which notice shall state in detail the specific breach or failure which is claimed and the specific facts supporting such claim. Seller shall have thirty (30) days from and after receipt of such written notice to investigate the claim and to correct the breach, if possible. If no correction is possible, Seller shall notify Purchaser within the thirty (30) day period whether it accepts or denies the claim. If Seller fails to respond within the thirty (30) day period, the claim will be deemed denied.

     a. Since the consideration "paid" by the Purchaser for the Acquired Assets is the Stock, the only medium in which Seller shall be obligated to "pay" Purchaser for any losses is the Stock given as the consideration under this Agreement; provided, however, that only One Hundred Twenty Thousand (120,000) shares of the Stock shall be subject to such indemnification payment. To the extent that One Hundred Twenty Thousand (120,000) shares of the Stock is



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         insufficient to fully compensate Purchaser for the loss which it suffers, Seller shall be without a remedy for such loss.

         b. Notwithstanding any other provisions of this Agreement, Purchaser may not recover on any claim for any breach of this Agreement or for any failure of any representation or warranty if such claim is not presented to Seller within eighteen (18) months of the Closing, but as to a claim for failure of the warranty contained in Paragraph 4d, such claim must be made within six (6) months of the Closing. Any claim not made within the time provided in this Paragraph 12, regardless of Purchaser's discovery of the breach or failure of representation within that time, is forever barred.

         c. Neither Seller nor its Members shall have any liability to Purchaser for Seller's breaches of the Agreement unless and until the aggregate loss to Purchaser from such breaches and failures exceeds Fifty Thousand and 00/100 ($50,000.00) Dollars and then Seller shall only be liable to the extent of such loss in excess of Fifty Thousand and 00/100 ($50,000.00) Dollars.

         13. INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. In the event that Purchaser breaches this Agreement in any material respect or in the event that any of Purchaser's representations and warranties stated in Paragraph 5 of this Agreement are false in any material respect, then Seller shall have the right to require Purchaser to correct the defect, or in the alternative, at Purchaser's option, to reimburse Seller for the loss it has suffered as a result of such breach or failure of representation or warranty. In order to have a right to its claim under such circumstances, Seller must provide written notice of its claim to Purchaser, which notice shall state in detail the specific breach or failure which is claimed and the specific facts supporting such claim. Purchaser shall have thirty (30) days from and after receipt of such written notice to investigate the claim and to correct the breach, if possible. Purchaser shall notify Seller within the thirty (30) day period whether it accepts or denies the claim and what action will be taken to correct the breach. If Purchaser fails to respond within the thirty (30) day period, the claim will be deemed denied.

a. Since the consideration "paid" by the Purchaser for the Acquired Assets is the Stock, the Seller shall be entitled to pursue its legal rights to receive stock of the Purchaser in the form as represented under this Agreement. To the extent that Purchaser is unable to deliver the proper stock required, Seller shall be entitle to damages in the amount of the lost value of the Stock which Purchaser was to have given as the consideration under this Agreement. In the event that the breach is the failure of the Purchaser to perform the obligations which it assumed under this Agreement and the related documents, Seller shall be entitled to receive from Purchaser any and all money which Seller is required to pay as a result of Purchaser's failure to perform the assumed obligations.

b. Notwithstanding any other provisions of this Agreement, Seller may not recover on any claim for any breach of this Agreement or for any failure of any representation or warranty if such claim is not presented to Purchaser within eighteen (18) months of the Closing. Any claim not made within the time provided in this Paragraph 13, regardless of Seller's discovery of the breach or failure of representation within that time, is forever barred.

14.      MISCELLANEOUS PROVISIONS.

         (a) ENTIRE AGREEMENT; MODIFICATION. All representations and statements previously made by either party, as well as all prior memoranda and agreements between the parties are superceded by this Agreement and the attached documents and Schedules incorporated by reference, which constitute the entire agreement between the parties. No amendment or modification of, nor addition to, this Agreement shall be valid or binding unless the same shall be in writing and signed by both parties.

         (b) WAIVER. No waiver by a party of any default or breach by the other party to this Agreement, nor any failure to pursue a claim which a party has against the other, shall be deemed to be a waiver of any other default or breach under this Agreement, except as otherwise specifically stated in the Agreement.

         (c) SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable by any court of competent jurisdiction or legislative act, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (d) NOTICES. All notices to be provided hereunder shall be deemed to have been duly given if the same shall be in writing and delivered personally, by private express company or by certified or registered mail, return receipt requested, to the party designated to receive such notice at the addresses set forth above. Any party may change the address to which notices are to be addressed by giving written notice of such change in the manner stated above

         (e) HEADINGS. The Section headings used throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.

         (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         (g) FURTHER ASSURANCES. The parties hereto agree to cooperate with each other in good faith to achieve the purposes of this Agreement and, in connection therewith, to take such further actions and execute such further documents as may be reasonably requested and reasonably required by either party to carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

WITNESS:                                SELLER:

                                        LURO ASSOCIATES, L.L.C., a Michigan
                                        limited liability company

/s/ [ILLEGIBLE]                         By: /s/ RICHARD P. LUISI
--------------------------                 ---------------------------------
                                           Richard P. Luisi, Member

/s/ PAMELA J. GLYNN                     By: /s/ STEVEN P. ROTTINGHAUS
--------------------------                 ---------------------------------
                                           Steven P. Rottinghaus, Member



                                        PURCHASER:

                                        LINK.COM, INC. a Nevada corporation

--------------------------


/s/ [ILLEGIBLE]                         By: /s/ MARION R. BOB RICE
--------------------------                 ---------------------------------
                                            Marion R. Bob Rice, President